                                   EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  May 16, 1997

     BIOTECHNOLOGY VALUE FUND, L.P.

     By:  BVF Partners L.P., its general partner

          By:  BVF Inc., its general partner


               By:    /s/ MARK N. LAMPERT
                     ---------------------------------
                     Mark N. Lampert
                     President

     BVF PARTNERS L.P.

     By:  BVF Inc., its general partner


          By:    /s/ MARK N. LAMPERT
                --------------------------------------
                Mark N. Lampert
                President

     BVF INC.


     By:    /s/ MARK N. LAMPERT
           -------------------------------------------
           Mark N. Lampert
           President